As filed with the Securities and Exchange Commission on July 23, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCELERANT HOLDINGS

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6411	98-1753044
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Accelerant Holdings

c/o Accelerant Re (Cayman) Ltd.

Unit 106, Windward 3, Regatta Office Park,

West Bay Road, Grand Cayman

+1 (345) 743-4611

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(302) 658-7581

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Nancy Hasley Group General Counsel Accelerant Holdings P.O. Box 309 Ugland House, Grand Cayman, KY1-1104 Cayman Islands Telephone: +44 (0) 800-048-9809	Samir A. Gandhi Robert A. Ryan Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Telephone: (212) 839-5900	Suzanne Correy Maples and Calder (Cayman) LLP P.O. Box 309 Ugland House, Grand Cayman, KY1-1104 Cayman Islands Telephone: (345) 949-8066	Thomas Holden Rachel D. Phillips Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Telephone: (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-288435

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of Class A common shares offered by Accelerant Holdings (the “Registrant”) by 6,340,851 Class A common shares, 827,067 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common shares. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form S-1, as amended (File No. 333-288435), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 23, 2025, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.

23.1	Consent of PricewaterhouseCoopers LLP (Accelerant Holdings).

23.2	Consent of PricewaterhouseCoopers LLP (Accelerant Holdings LP).

23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-288435, filed on June 30, 2025 and incorporated herein by reference).

24.2*	Power of Attorney (included as Exhibit 24.2 to the Registration Statement on Form S-1 (File No. 333-288435, filed on July 15, 2025 and incorporated herein by reference).

107	Filing Fee Table.

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Cayman Islands, on this 23rd day of July, 2025.

ACCELERANT HOLDINGS

By:	/s/ Jeff Radke
Name: Jeff Radke
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jeff Radke	Chief Executive Officer (Principal Executive Officer) and Director	July 23, 2025
Jeff Radke

/s/ Jay Green	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2025
Jay Green

*	Director	July 23, 2025
Kunal Arora

*	Director	July 23, 2025
Samuel Gaynor

*	Director	July 23, 2025
Wendy Harrington

*	Director	July 23, 2025
Nancy Hasley

*	Director	July 23, 2025
Christopher Lee-Smith

*	Director	July 23, 2025
Paul Little

*	Director	July 23, 2025
Karen Meriwether

*	Director	July 23, 2025
Keoni Schwartz

*	Director	July 23, 2025
Michael Searles

/s/ Jay Green	Authorized Representative in the United States	July 23, 2025
Jay Green

*By:	/s/ Jeff Radke
Name: Jeff Radke
Title: Attorney-in-fact